UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020 (June 29, 2020)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta,	Ohio	45750-0738
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(740)	373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	PEBO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Timing of Filing of Annual Report on Form 11-K

        In accordance with the Securities and Exchange Commission Order under Section 36 of the Securities Exchange Act of 1934 entitled “Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies,” SEC Release No. 34-88465, dated March 25, 2020 (the “Order”), Peoples Bancorp Inc. (“Peoples”) will be relying on the relief provided by the Order to delay the filing of the Annual Report on Form 11-K (the “Form 11-K”) for the Peoples Bancorp Inc. Retirement Savings Plan sponsored by Peoples (the “Plan”) for the fiscal year ended December 31, 2019 by up to 45 days from the original June 29, 2020 due date of the Form 11-K..
Peoples has experienced significant disruptions to its business and operations as a result of the coronavirus disease 2019 (“COVID-19”) pandemic. A majority of Peoples’ employees, including most of its finance staff, were working remotely during the COVID-19 pandemic. In addition, Peoples relies on third parties to perform certain analyses related to the preparation of the Plan’s financial statements and the completion of the related audit, and those third parties have also experienced disruptions to their operations due to COVID-19.
Accordingly, Peoples and the Plan are relying on the Order to postpone the filing of the Form 11-K to provide additional time to develop and process the necessary financial information to finalize the Plan’s financial statements and to complete the related audit. The Plan expects to file the Form 11-K no later than August 13, 2020.

Risk Factor Disclosure

The following risk factor included in Peoples’ Quarterly Report Form 10-Q for the quarterly period ended March 31, 2020 remains applicable to Peoples relating to the COVID-19 pandemic.

The COVID-19 pandemic has adversely impacted Peoples' business and financial results, and the ultimate impact on both will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental and nongovernmental authorities in response to the pandemic.

The COVID-19 pandemic is creating extensive disruptions to the global economy and to the lives of individuals throughout the world. Governments, businesses, and the public are taking unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including quarantines, travel bans, shelter-in-place orders, closures of businesses and schools, fiscal stimulus, and legislation designed to deliver monetary aid and other Federal Reserve monetary policy. While the scope, duration, and full effects of COVID-19 are rapidly evolving and not fully known, the pandemic and related efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, lowered equity market valuations, impacted interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. If these effects continue for a prolonged period or result in sustained economic stress or recession, many of the risk factors identified in Peoples' 2019 Form 10-K could be exacerbated and such effects could have a material adverse impact on Peoples in a number of ways related to credit, collateral, customer demand, funding, operations, interest rate risk, and human capital, as described in more detail below.
Credit Risk. Peoples' risks of timely loan repayment and the value of collateral supporting the loans are affected by the strength of the business of Peoples' commercial borrowers and the financial circumstances of Peoples' consumer borrowers. Concern about the spread of COVID-19 has caused and is likely to continue to cause business shutdowns, limitations on commercial activity and financial transactions, labor shortages, supply chain interruptions, increased unemployment and commercial property vacancy rates, reduced profitability and ability for property owners to make mortgage payments, and overall economic and financial market instability, which may affect individuals, households and business differently, and decreased consumer confidence generally, all of which may cause Peoples' customers to be unable to make scheduled loan payments.
If the effects of COVID-19 result in widespread and sustained repayment shortfalls on loans in Peoples' portfolio, Peoples could incur significant delinquencies, foreclosures and credit losses, particularly if the available collateral is insufficient to cover Peoples' exposure. The future effects of COVID-19 on economic activity could negatively affect the collateral values associated with existing loans, the ability to liquidate the real estate collateral securing residential and commercial real estate loans, Peoples' ability to maintain loan origination volume and to obtain additional financing, the future demand for or profitability of Peoples' lending and services, and the financial condition and credit risk of Peoples' customers, both commercial and consumer. Further, in the event of delinquencies, regulatory changes and policies designed to protect borrowers may slow or prevent Peoples from making business decisions or may result in a delay in taking certain remediation actions, such as foreclosure. In addition, Peoples has unfunded commitments to extend credit to customers. During a challenging economic environment like now, customers are more dependent on credit commitments and increased borrowings under these commitments could adversely impact Peoples' liquidity.
Furthermore, in an effort to support Peoples' communities during the pandemic, Peoples is participating in the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security ("CARES") Act whereby loans to small businesses are made and those loans are subject to the regulatory requirements that would require forbearance of loan payments for a specified time or that would limit Peoples' ability to pursue all available remedies in the event of a loan default. If the borrower under the PPP loan fails to qualify for loan forgiveness, Peoples is at the heightened risk of holding the loan at an unfavorable interest rate as compared to the loans to customers that Peoples would have otherwise extended credit.
As described in Peoples' 2019 Form 10-K, on January 1, 2020, Peoples adopted ASU 2016-13, Financial Instruments - Credit Losses (“CECL”), which upon adoption resulted in a reduction to the retained earnings balance of $3.7 million, net of income tax, and a pre-tax increase to the allowance for loan losses of approximately $5.8 million. Due to the adoption of ASU 2016-13, Peoples' financial results may be negatively affected as soon as weak or deteriorating economic conditions are forecasted and alter Peoples' expectations for credit losses. In addition, due to the expansion of the time horizon over which Peoples is required to estimate future credit losses under CECL, Peoples may experience increased volatility in future provisions for credit losses. Peoples may also experience a higher or more volatile provision for credit losses due to higher levels of non-performing loans and net charge-offs if commercial and consumer customers are unable to make scheduled loans payments.
Strategic Risk. Peoples' success may be affected by a variety of external factors that may affect the price or marketability of products and services, changes in interest rates that may increase funding costs, reduced demand for financial products due to economic conditions, and the various response of governmental and nongovernmental authorities. In recent weeks, the COVID-19 pandemic has significantly increased economic and demand uncertainty and has led to disruption and volatility in the global capital markets. Furthermore, many of the governmental actions to curtail the spread of the virus have been directed toward curtailing household and business activity to contain COVID-19. These actions have been rapidly expanding in scope and intensity. For example, in many of Peoples' markets, local governments have acted to temporarily close or restrict the operations of most businesses. The future effects of COVID-19 on economic activity could negatively affect the future banking products Peoples provides, including a decline in loan originations.
Operational Risk. Current and future restrictions on the access of Peoples' workforce to its facilities could limit Peoples' ability to meet customer service expectations and have a material adverse effect on operations. Peoples relies on business processes and branch activity that largely depend on people and technology, including access to information technology systems as well as information, applications, payment systems and other services provided by third parties.

In response to COVID-19, Peoples has modified its business practices with a portion of employees working remotely from their homes to limit interruptions to operations as much as possible and to help reduce the risk of COVID-19 infecting entire departments. Reduced workforces which may be caused by, but not limited to, illness, quarantine, stay at home or other government mandates, or difficulties transitioning back to an in office environment, could result in an adverse impact to Peoples' operations and financial performance. Employees with health conditions putting them at higher risk of adverse effects from COVID-19 are working remotely. Peoples is encouraging virtual meetings and conference calls in place of in-person meetings, including the annual shareholders meeting which was held virtually this year. Additionally, travel has been restricted. Peoples is promoting social distancing, frequent hand washing and thorough disinfection of all surfaces. Peoples financial service location lobbies have been closed except for advance appointments only. Branch drive-ups, call center, ATMs and online/mobile banking services continue to operate and are the preferred option of service. Even with the precautions undertaken, the continued spread or prolonged impact of the COVID-19 could negatively impact the availability of key personnel or significant numbers of Peoples' staff, who are necessary to conduct Peoples' business.
Further, technology in employees’ homes may not be as robust as in Peoples' offices and could cause the networks, information systems, applications, and other tools available to employees to be more limited or less reliable than in the offices. The continuation of these work-from-home measures also introduces additional operational risk, including increased cybersecurity risk. These cybersecurity risks include greater phishing, malware, and other cybersecurity attacks, vulnerability to disruptions of Peoples' information technology infrastructure and telecommunications systems for remote operations, increased risk of unauthorized dissemination of confidential information, limited ability to restore the systems in the event of a systems failure or interruption, greater risk of a security breach resulting in destruction or misuse of valuable information, and potential impairment of Peoples' ability to perform critical functions, including wiring funds, all of which could expose Peoples to risks of data or financial loss, litigation and liability and could seriously disrupt operations and the operations of any impacted customers.
Moreover, Peoples relies on many third parties in business operations, including appraisers of real property collateral, vendors that supply essential services such as loan servicers, providers of financial information, systems and analytical tools and providers of electronic payment and settlement systems, and local and federal government agencies, offices, and courthouses. In light of the developing measures responding to the pandemic, many of these entities may limit the availability and access of their services. For example, loan origination could be delayed due to the limited availability of real estate appraisers for the underlying collateral. Loan closings could be delayed due to reductions in available staff in recording offices or the closing of courthouses in certain counties, which slows the process for title work, and mortgage and UCC filings in those counties. If the third-party service providers continue to have limited capacities for a prolonged period or if additional limitations or potential disruptions in these services materialize, it may negatively affect Peoples' operations.
Interest Rate Risk. Peoples' net interest income, lending activities, deposits and profitability could be negatively affected by volatility in interest rates caused by uncertainties stemming from COVID-19. In March 2020, the Federal Reserve lowered the target range for the federal funds rate to a range from 0% to 0.25%, citing concerns about the impact of COVID-19 on markets and stress in the energy sector. A prolonged period of extremely volatile and unstable market conditions would likely increase Peoples' funding costs and negatively affect market risk mitigation strategies. Higher revenue volatility from changes in interest rates and spreads to benchmark indices could cause a loss of future net interest income and a decrease in the fair market values of Peoples' assets. Fluctuations in interest rates will impact both the level of income and expense recorded on most of Peoples' assets and liabilities and the market value of all interest-earning assets and interest-bearing liabilities, which in turn could have a material adverse effect on Peoples' net income, results of operations and financial condition. Low rates increase the risk in the U.S. of a negative interest rate environment in which interest rates drop below zero, either broadly or for some types of instruments. Such an occurrence would likely further reduce the interest Peoples earns on loans and other earning assets, while also likely requiring Peoples to pay to maintain its deposits with the Federal Reserve. Peoples' systems may not be able to adequately handle a negative interest rate environment and not all variable rate instruments are designed for such a circumstance. Peoples cannot predict the nature or timing of future changes in monetary policies in response to the outbreak or the precise effects that they may have on Peoples activities and financial results.
Liquidity Risk. Peoples' ability to access short-term funding or liquidity may be limited as a result of the impact of COVID-19 on local and global markets. This situation could further be exacerbated by a reduced deposit base either through customer withdrawals or non-renewal of term deposits. Market stress from the virus could result in reduced cash flow from earning assets including other-than-temporary impairment on investment securities and sustained repayment shortfalls on loans. It is possible that sources of wholesale funding such as the Federal Home Loan Bank, the Federal Reserve Bank, or the brokered certificate of deposit market would no longer be accessible to fund daily liquidity needs.
Because there have been no comparable recent global pandemics that resulted in similar global impact, Peoples does not yet know the full extent of COVID-19’s effects on its business, operations, or the global economy as a whole. Any future developments will be highly uncertain and cannot be predicted, including the scope and duration of the pandemic, the effectiveness of Peoples' work from home arrangements, third-party providers’ ability to support operations, and any actions taken by governmental authorities and other third parties in response to the pandemic and how quickly and to what extent normal economic and operating conditions can resume. Even after COVID-19 has subsided, Peoples may continue to experience material adverse impacts on its business as a result of the virus' global economic impact, including the availability of credit, adverse impacts on Peoples' liquidity and any recession that has occurred or may occur in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	June 29, 2020	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer